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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Douglas Bergeron and Barry Zwarenstein, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for the undersigned in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-1 (File No. 333-121947) of VeriFone Holdings, Inc. (the "Company") relating to the common stock of the Company (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this power of attorney to the registration statement has been signed by the following person today March 15, 2005:

/s/ ROBERT B. HENSKE Robert B. Henske

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  Exhibit 24.1
POWER OF ATTORNEY